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                        SECURITIES AND EXCHANGE COMMISSION


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                                    FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



    Date of Report (date of earliest event reported):      July 15, 1994
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                                     Armco Inc.
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                 (Exact name of registrant as specified in charter)



             Ohio                    1-873-2             31-0200500
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(State or other jurisdiction        (Commission         (I.R.S. Employer
of incorporation or organization)   File Number)        Identification No.)



One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania   15219-1415
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         (Address of principal executive offices)               (Zip Code)



     Registrant's telephone number, including area code:  412/255-9800
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     Armco Inc. ("Armco") signed a letter of intent on July 15, 1994, to sell most of its interest in North American Stainless ("NAS"), a 50-percent joint venture with Acerinox S.A. of Spain ("Acerinox") that finishes chrome nickel flat-rolled stainless steel located in Carrollton, Kentucky. Under the terms of the letter of intent, Armco would sell 90% of its equity interest for $73 million to Acerinox and would retain a five percent ownership interest in the venture and would continue to supply NAS with chrome nickel stainless steel coils for a period after the sale. Armco said the sale is subject to various conditions, including the execution of a definitive agreement by the partners. Armco expects to record a gain of approximately $27 million on completion of the sale, which is expected to be in the third quarter of 1994.

     Armco and Acerinox formed NAS in April of 1990 to produce 48-inch and 60-inch wide commodity chrome nickel stainless sheet and strip for domestic steel service centers and other end users. NAS was completed in December 1992 and began shipping to customers in mid-1993.








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                                     SIGNATURES




       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           ARMCO INC.



Date:   July 27, 1994                     By:    /s/ Gary R. Hildreth
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                                               Gary R. Hildreth
                                               Vice President
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